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SOLICITED BY THE                                                  EXHIBIT (99)-3
BOARD OF DIRECTORS

                                     PROXY

                           C&L BANKING OF BLOUNTSTOWN


    The undersigned hereby constitutes and appoints Jed M. Hiers and Jerry Smith, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of C&L Bank of Blountstown ("Bank of Blountstown") which the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held at W.T. Neal Civic Center, Highway 71 North, Blountstown, Florida 32424, 9:30 a.m., Central Daylight Time, on June 22, 1999, and at any adjournment or postponement thereof upon the proposal described in the Prospectus-Joint Proxy Statement and the notice of special meeting of stockholders, both dated May 13, 1999, as follows:


    Proposal to approve and adopt the Share Exchange Agreement, dated as of February 25, 1999, by and among Bank of Blountstown, a Florida banking corporation, C&L Banking Corporation, C&L Bank of Bristol, a Florida banking, and The Banc Corporation, a Delaware corporation (the "Corporation"), pursuant to which Bank of Blountstown will merge with the Bank of Bristol and the holders of Bank of Blountstown common stock will receive Corporation common stock, and as more fully described in the Prospectus-Joint Proxy Statement.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE.

    Please sign exactly as name appears on the related envelope. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              Dated: ---------------- , 1999

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature if held jointly

This Proxy is solicited by the Board of Directors of Bank of Blountstown and may be revoked prior to its exercise.